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                                                                 EXHIBIT 10.54



             MORTGAGE LOAN PURCHASE AND INTERIM SERVICING AGREEMENT

                 This MORTGAGE LOAN PURCHASE AND INTERIM SERVICING AGREEMENT ("Agreement"), dated as of November 29, 1993, between Nomura Asset Capital Corporation ("Nomura" or the "Purchaser") and First Financial Caribbean Corporation (the "Seller").

                                    RECITALS

                 Seller desires to sell from time to time to Purchaser all of Seller's right, title and interest in and to designated pools of fully amortizing first lien residential Mortgage Loans (as defined below) (each such pool of Mortgage Loans so purchased and sold a "Mortgage Pool"), and Purchaser, at its sole election, agrees to purchase one or more Mortgage Pools from Seller in accordance with the terms and conditions set forth in this Agreement and the Custodial Agreement (defined below). Seller acknowledges that it is the intent of Purchaser that each Mortgage Pool purchased hereunder shall be converted into the Agency MBS (defined below) designated on the Transaction Notice relating to such Mortgage Pool, such Agency MBS to be issued and fully guaranteed by GNMA, FNMA or FHLMC, as the case may be (the applicable "Agency"), and backed by and relate to the Mortgage Loans. In furtherance thereof, Seller and Purchaser have entered into a Performance Agreement (as herein defined) pursuant to which Seller has agreed to cause the related Agency MBS to be issued and delivered on or before the Settlement Date under the terms and conditions provided therein and in this Agreement.

                 Coincident with the purchase of each Mortgage Pool, Seller will have fully assigned to Nomura Securities International, Inc. ("NSI") all of Seller's rights and obligations under one or more forward purchase commitments evidencing the commitment of an institution to purchase on a mandatory basis on a designated purchase date an agreed upon principal amount of the related Agency MBS.

                 NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, Purchaser and Seller, intending to be legally bound, hereby agree as follows:

                 1.       Definitions.

                 Capitalized terms used in this Agreement shall have the meanings ascribed to them below or in the Recitals hereto.

                 "Accepted Servicing Practices": With respect to each Mortgage Loan, those mortgage servicing practices of prudent mortgage lending institutions that service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, but in no event shall such standards or practices be lower than the standards of Seller with respect to its own portfolio of similar mortgage loans; and in all events such standards shall comply with the applicable standards and requirements under the applicable Agency Program and related provisions of the applicable Agency Guide pursuant to which an Agency MBS is intended to be issued.
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                 "Affiliate":  With respect to any specified entity, any other entity controlling or controlled by or under common control with such specified entity. For the purposes of this definition, "control" when used with respect to any specified entity means the power to direct the management and policies of such entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" having meanings correlative to the foregoing.

                 "Agency": The Government National Mortgage Association ("GNMA"), the Federal National Mortgage Association ("FNMA"), or the Federal Home Loan Mortgage Corporation ("FHLMC").

                 "Agency Documents": Each of the original schedules, forms and other documents (other than the Mortgage Documents) required to be delivered by or on behalf of Seller to the relevant Agency and/or the Custodian, as further described in the Custodial Agreement.

                 "Agency Eligible Mortgage Loan": A mortgage loan that is in strict compliance with the eligibility requirements for swap or purchase by the designated Agency under the applicable Agency Guide and designated Agency Program.

                 "Agency Guaranty Fee": Such fee, payable monthly by Seller to the Agency, as set by the Agency and as in effect at the time a Transaction is commenced, the amount of which shall be specified by notice from Seller to Purchaser.

                 "Agency Guide": Respecting GNMA Securities, the GNMA Mortgage-Backed Securities Guide; respecting FNMA Securities, the Fannie Mae Selling Guide and the Fannie Mae Servicing Guide; and respecting FHLMC Securities, the Freddie Mac Sellers' and Servicers' Guide; in each case as such Guide may be amended from time to time.

                 "Agency MBS": A mortgage-backed certificate guaranteed by GNMA, a guaranteed mortgage pass-through certificate issued by FNMA, or a mortgage participation certificate issued by FHLMC, in each case representing or backed by the Mortgage Pool which is the subject of a Transaction. The particular Agency MBS for the relevant Agency is alternatively referred to as:
"GNMA Securities" (in the case of GNMA), "FNMA Securities" (in the case of
FNMA) and "FHLMC Securities" (in the case of FHLMC).

                 "Agency MBS Face Amount": The original unpaid principal balance of the Agency MBS.

                 "Agency Program": The specific mortgage-backed securities swap or purchase program under the relevant Agency Guide or as otherwise approved by the Agency pursuant to which the Agency MBS for a given Transaction is to be issued.





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                 "Business Day":  Any day other than a Saturday, Sunday, and any other day on which banking institutions in the City of New York or San Juan, Puerto Rico are authorized or obligated by law to be closed.

                 "Custodial Agreement": The Custodial Agreement, dated as of the date hereof, among Seller, Purchaser and the Custodian, in the form attached hereto.

                 "Custodian": Banco Popular de Puerto Rico and its successors under the Custodial Agreement.

                 "Cut-Off Date": The first calendar day of the month in which the Settlement Date is to occur.

                 "Document Submission Summary": The certification, in the form of an exhibit to the Custodial Agreement, whereby the Custodian certifies, (among other things) that it holds all Required Documents for a Transaction.

                 "Escrow Payments": With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the related mortgagor with the mortgagee pursuant to the Mortgage or any other related document.

                 "FHA":  The Federal Housing Administration.

                 "Good Delivery": The meaning ascribed to such term in the PSA Guide in connection with the standard requirements for the delivery and settlement of an Agency MBS.

                 "HUD": The United States Department of Housing and Urban Development.

                 "Individual Takeout Amount": The principal amount of an Agency MBS covered by a particular Takeout Commitment, determined in accordance with Good Delivery requirements.

                 "Initial Pool Balance":  As defined in Section 2(e) hereof.

                 "Interim Servicing Period":  As defined in clause (iv) of
Section 2(a) hereof.

                 "MBS Issuance Deadline": The date by which the Agency MBS must be issued and delivered to NSI, which, unless otherwise agreed to by Purchaser as provided herein, shall be the Settlement Date.

                 "MBS Issuance Failure": Failure of the Agency MBS to be issued in accordance with the terms of the Transaction Notice and the Performance Agreement, for any reason





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whatsoever, on or before the MBS Issuance Deadline, or a prior good faith determination by Seller or Purchaser that such Agency MBS will not be issued in accordance with such terms on or before such time.

                 "MBS Pass-Through Rate": With respect to an Agency MBS, the specified per annum rate of interest to be remitted to the holder thereof, as set forth in the Transaction Notice.

                 "Mortgage": A first lien mortgage or deed of trust securing a Mortgage Note.

                 "Mortgage Documents": The originals of the Mortgage Notes and other Mortgage Loan documents and instruments required to be delivered to the Custodian in connection with each Transaction, all pursuant to the Custodial Agreement.

                 "Mortgage File": The items pertaining to each Mortgage Loan (other than the Mortgage Documents required to be delivered to the Custodian pursuant to the Custodial Agreement) and Agency Program as described in the relevant Agency Guide.

                 "Mortgage Interest Rate": The annual rate of interest borne on the Mortgage Note.

                 "Mortgage Loan": Each mortgage loan included in a Mortgage Pool, in each case secured by a Mortgage on a one-to-four family residence and (if so required by the relevant Agency Program) eligible to be either guaranteed by the VA and/or insured by the FHA, or, insured by a private mortgage insurer, as applicable.

                 "Mortgage Loan Schedule": With respect to each Transaction, the list or schedule on (or attached to) the appropriate Agency Document, of all the Mortgage Loans, together with such information as is required under the relevant Agency Program.

                 "Mortgage Note": A promissory note or other evidence of indebtedness of the obligor thereunder, representing a Mortgage Loan, and secured by the related Mortgage.

                 "Mortgage Pool Ownership Interest": The ownership interest in the Mortgage Loans, as described in Section 2(a)(i) hereof.

                 "Mortgage Pool Pass-Through Rate": As to a Mortgage Pool and the related Participation Certificate, the per annum rate of interest set forth on such Participation Certificate, which rate of interest (payable monthly on the "Remittance Date" set forth therein) shall be equal to the MBS Pass-Through Rate plus (on a Mortgage Loan-by-Mortgage Loan basis) the relevant Agency Guaranty Fee (expressed as a per annum rate).

                 "Mortgaged Property": The real property securing repayment of the debt evidenced by a Mortgage Note.





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                 "Participation Certificate":  A certificate delivered by
Seller to Purchaser in connection with each Transaction, substantially in the form attached as an exhibit to the Custodial Agreement, such certificate to evidence the entire beneficial ownership interest in the related Mortgage Pool.

                 "Performance Agreement": The Performance Agreement, dated as of the date hereof and in the form attached hereto, between Purchaser and Seller.

                 "Performance Amount": As to each Transaction, the dollar amount Seller is required to deposit with Purchaser pursuant to the Performance Agreement. In the event a discrepancy exists between the calculation of the Performance Amount as set forth in the Transaction Notice and as made pursuant to the Performance Agreement, the calculation made pursuant to the Performance Agreement shall control.

                 "PSA Guide": The Uniform Practices for the Clearance and Settlement of Mortgage-Backed Securities and Other Related Securities, published (and periodically updated as supplemented) by the Public Securities Association ("PSA").

                 "Purchase Date": As to a given Transaction, the date of Seller's sale and Purchaser's purchase of the designated Mortgage Pool, as evidenced by Purchaser's payment to Seller of the Purchase Price; the contemplated Purchase Date for a Transaction shall be as set forth in the related Transaction Notice.

                 "Purchase Price": As to a given Transaction, the aggregate purchase price to be paid by Purchaser to Seller for the Mortgage Loans, calculated as provided in Section 2(e) hereof.

                 "Qualified Depository": A depository institution, the accounts of which are insured by the FDIC, which meets the applicable requirements of the relevant Agency for maintaining custodial collection accounts and escrow accounts in connection with servicing mortgage loans underlying an Agency MBS.

                 "Qualified Insurer": A mortgage guaranty insurance company duly authorized and licensed where required by law to transact mortgage guaranty insurance business and approved as an insurer by FNMA or FHLMC and GNMA.

                 "Related Agreements": The Custodial Agreement and the Performance Agreement.

                 "Required Documents": The Mortgage Documents and the Agency Documents, as further described in the Custodial Agreement.





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                 "Scheduled Delivery Date":  With respect to each Agency MBS to be delivered in connection with a Transaction, the date set forth in the Transaction Notice as the "Scheduled Delivery Date".

                 "Servicing Fee": With respect to a Mortgage Pool, a per annum rate equal to the Mortgage Pool Pass-Through Rate, less the sum of (i) the MBS Pass-Through Rate and (ii) the Agency Guaranty Fee (expressed as a per annum percentage of the Agency MBS Face Amount).

                 "Servicing File": With respect to each Mortgage Loan, the file to be held by Seller during the term of the Interim Servicing Period in trust for the benefit of Purchaser, solely in a custodial capacity. Such file includes, but is not limited to, originals or copies of all documents in the Mortgage File, computer files, data disks, books, records, data tapes, notes and all additional documents generated as a result of or utilized in originating and servicing each Mortgage Loan.

                 "Settlement Date": With respect to each Transaction, that date specified as the contractual delivery and settlement date in the related Takeout Commitment(s) and Transaction Notice.

                 "Subservicer": Any entity which is subservicing the Mortgage Loans pursuant to a subservicing agreement with Seller. Each Subservicer and the related subservicing agreement shall be approved in advance by Purchaser.

                 "Takeout Amount": The aggregate of the individual Takeout Amounts respecting the Agency MBS to be issued in connection with a given Transaction, which Takeout Amount shall be required to equal the Agency MBS Face Amount.

                 "Takeout Buyer": A securities broker-dealer or other institution, acceptable to Purchaser, which has made a Takeout Commitment.

                 "Takeout Commitment": A fully executed trade confirmation from the Takeout Buyer to Seller confirming the details of a forward trade between the Takeout Buyer (as buyer) and Seller (as seller) constituting a valid, binding and enforceable mandatory delivery commitment by a Takeout Buyer to purchase on the Settlement Date and at a given Takeout Price the principal amount of the Agency MBS described therein. No such trade confirmation shall constitute a "Takeout Commitment" unless its terms are fully consistent with the Transaction terms described in the relevant Transaction Notice delivered by Seller to Purchaser.

                 "Takeout Commitment Assignment": An assignment executed by Seller, whereby Seller irrevocably assigns its rights and obligations under the Takeout Commitment, and which assignment shall be substantially in the form and content of Exhibit A hereto.

                 "Takeout Price": As to each Takeout Commitment the purchase price (expressed as a percentage of par) set forth therein.





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                 "Transaction":  The following:  (i) each commitment by
Purchaser to purchase, and by Seller to sell, a Mortgage Pool under the terms and conditions of this Agreement; (ii) Seller's performance of its obligations both hereunder respecting such Mortgage Pool and under the Related Agreements;
(iii) the issuance and delivery of the related Agency MBS together with Seller's undertakings respecting the facilitation of such Agency MBS issuance set forth in the Performance Agreement; (iv) the delivery of the related Agency MBS to the Takeout Buyer(s) under each Takeout Commitment; (v) Purchaser's exercise of its rights and remedies hereunder and in the Related Agreements in the event of a MBS Issuance Failure and (vi) as appropriate, Seller's interim servicing of the Mortgage Pool as described in Section 5 hereof.

                 "Transaction Notice": As to each Transaction, the form attached hereto as Exhibit B, executed and completed as provided in Section 2(b) hereof.

                 "VA": Department of Veterans Affairs, or any successor thereto.

                 "Weighted Average Takeout Price": In the case of a Transaction involving a single Takeout Commitment respecting the entire Takeout Amount and entire Agency MBS Face Amount, a price equal to the Takeout Price. In the case of a Transaction involving multiple Takeout Commitments, the weighted average of the Takeout Prices, determined by taking the sum of the products of each individual Takeout Amount multiplied by the related Takeout Price, and then dividing the sum of such products by the Agency MBS Face Amount.

                 Any calculation, amount or percentage calculated pursuant to this Agreement shall control in the event of any discrepancy with the corresponding calculation, amount or percentage specified in a Transaction Notice. Initially capitalized terms not defined herein shall have the respective meanings set forth in the Custodial Agreement.

                 2. Mortgage Pool Purchase; Takeout Commitment Assignment; Transaction Procedures.

                 (a) Upon satisfaction of the conditions and completion of the occurrences described in Sections 2(b) and (c) hereof, Seller and Purchaser will have entered into a Transaction. Subject to the terms and conditions of this Agreement, Seller, by entering into a Transaction with Purchaser, hereby:

                      (i) irrevocably and absolutely sells, transfers, assigns, sets over and conveys to Purchaser, without recourse but subject to the terms of this Agreement, all right, title and interest of Seller in and to (A) all of the Mortgage Loans (but subject to Seller's servicing rights and obligations, as described in Section 5 hereof), (B) any payments or proceeds under any related primary insurance, hazard insurance and FHA insurance policies and VA guarantees (if any) and (C) the Mortgage Documents, Mortgage Files and Servicing Files (collectively, the "Mortgage Pool Ownership Interest");




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                                      -8-

                      (ii) irrevocably and absolutely assigns and sets over to NSI all of Seller's rights and obligations in and to each Takeout Commitment;

                     (iii) sells, transfers, sets over and conveys to NSI all of Seller's right, title and interest in and to the Agency MBS scheduled to be issued by the applicable Agency; and

                      (iv) accepts its appointment and agrees to discharge its performance obligations as interim servicer of all of the Mortgage Loans for the benefit of Purchaser (and any other holder of the Participation Certificate) for the period (the "Interim Servicing Period") from and after the Purchase Date through the earliest to occur of (A) the date of actual issuance and delivery of the Agency MBS to NSI, provided such issuance and delivery occurs on or before the MBS Issuance Deadline, unless otherwise mutually agreed to by the parties; or (B) in the case of a MBS Issuance Failure, either (x) any date so designated by Purchaser, but in all events a date occurring no later than the last calendar day of the second month following the month in which the Settlement Date for the related Agency MBS was originally scheduled to occur; or (y) the date of Seller's purchase of the entire Mortgage Pool based on, and as a result of, Seller's breach of any of its representations and warranties hereunder (including without limitation any of the Mortgage Loan Representations listed in Section 8(d)).

                 (b) From time to time Seller may make a request of Purchaser by telephone or otherwise to enter into a Transaction. Seller shall in all events formalize its request by delivering to Purchaser a fully completed and executed Transaction Notice. Purchaser shall be under no obligation to enter into the Transaction unless and until (i) it elects to do so, which election shall be evidenced solely by its transfer of appropriate funds to Seller; (ii) the conditions specified in subsection (c) below have been satisfied, and (iii) Purchaser has received from the Custodian a Document Submission Summary duly executed by the Custodian.

                 (c) As a condition to Purchaser entering into a Transaction with Seller, Seller shall have (1) delivered to Purchaser (or to Custodian, as indicated below) the documents described in clauses (i) through
(vi) below in form and substance acceptable to Purchaser in its sole reasonable judgment and such other evidence as Purchaser may reasonably request to establish that the Mortgage Loans are owned by Seller free and clear of any liens or encumbrances and (2) satisfied the further conditions precedent referenced in clause (vii) below:

                      (i) Takeout Commitment(s) covering in the aggregate a Takeout Amount equal to the Agency MBS Face Amount;

                      (ii) to the extent the Takeout Buyer(s) is other than NSI, Takeout Commitment Assignment(s), duly executed by Seller, together with appropriate instructions sufficient to ensure that Purchaser can obtain the consent of each Takeout Buyer to the assignment of the Takeout Commitment;





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                    (iii)         a letter from any warehouse lender having a
         security interest in the Mortgage Loans, addressed to Purchaser, releasing any and all right, title and interest in such Mortgage Loans, substantially in the form of an exhibit to the Custodial Agreement;

                     (iv) an original fully completed Participation Certificate executed by Seller and authenticated by the Custodian;

                      (v) to the extent not previously delivered to Purchaser, a fully executed Custodial Agreement and Performance Agreement in the respective forms attached hereto;

                     (vi) a copy of the relevant Agency Documents (the originals of which shall have been delivered to the Custodian) as Purchaser may request from time to time; and

                    (vii) (A) delivery to Purchaser of the documents described in Section 8(a) hereof prior to the commencement of the first Transaction under this Agreement; and (B) Seller's representations and warranties set forth or referenced in Section 8(c), 8(d) and (as applicable) 8(e) shall be true and correct as of the Purchase Date (or other referenced date) as if made on such date.

                 (d) Upon satisfaction of the conditions set forth in subsections (b) and (c) of this Section 2 and upon Purchaser's election to enter into a Transaction, Purchaser shall, unless otherwise agreed, wire funds to Seller in the full amount of the Purchase Price less the Performance Amount.

                 (e) The Purchase Price for the Mortgage Pool shall be the Weighted Average Takeout Price multiplied by the aggregate principal balance of the Mortgage Pool (the "Initial Pool Balance") as of the Cut-Off Date, after application of scheduled payments of principal due on or before such Cut-Off Date, whether or not collected, but without application of payments of scheduled principal prepaid for a due date beyond the Cut-Off Date, plus accrued interest on the Initial Pool Balance at the MBS Pass-Through Rate for the period from (and including) the Cut-Off Date to (but excluding) the Settlement Date, less a "Program Fee" set forth in the Transaction Notice, or if different, the fee calculated in good faith by Purchaser pursuant to this Agreement. The "Initial Pool Balance" of the Mortgage Pool will be at least equal to the Agency MBS Face Amount. Seller shall be entitled to retain all scheduled payments of principal and interest due on or before the Cut-Off Date and collected by Seller after the Cut-Off Date.

                 To the extent the Agency MBS is not issued on or before the MBS Issuance Deadline or a MBS Issuance Failure is otherwise determined to have occurred, then all payments and recoveries of principal and interest respecting any Mortgage Loan due on or after the Cut-Off Date shall belong to Purchaser.





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                 (f)      Each Participation Certificate shall be deemed to
incorporate, and Seller will be deemed to have made as of the delivery of such Participation Certificate to Custodian, the representations and warranties of Seller set forth or incorporated by reference herein.

                 3.       Takeout Commitments.

                 Seller, coincident with the commencement of each Transaction, hereby assigns and sets over to Purchaser, without recourse, free and clear of any lien, claim, participation or encumbrance of any kind, all of Seller's rights and obligations under each Takeout Commitment, including without limitation its right and entitlement to receive the entire Takeout Price specified in each Takeout Commitment from a Takeout Buyer. Purchaser agrees that it will deliver or cause NSI to deliver to each Takeout Buyer Agency MBS sufficient to satisfy all Takeout Commitments, provided that (i) the Agency MBS shall have been issued and delivered to NSI in the Agency MBS Face Amount, and at least equal to the Initial Pool Balance, on or before the Settlement Date so as to allow NSI to effect Good Delivery of the Agency MBS to the Takeout Buyer(s); and (ii) such Takeout Buyer executes the Takeout Commitment to NSI.

                 4.       Issuance and Delivery of Participation Certificate.

                 (a) In connection with each Transaction, Seller shall cause a fully executed and completed Participation Certificate having terms consistent with the terms of the related Transaction Notice, to be issued and delivered to the Custodian on or before the Purchase Date. The Participation Certificate shall evidence the entire Mortgage Pool Ownership Interest in the Mortgage Pool. The Participation Certificate shall, by its terms, cease to evidence a Mortgage Pool Ownership Interest (i) upon the issuance and delivery to NSI of the Agency MBS or (ii) in the event of a MBS Issuance Failure, a purchase of the entire Mortgage Pool by Seller; provided, however, in the event of a MBS Issuance Failure, Purchaser may cause the Participation Certificate to be cancelled in exchange for assignment and delivery to Purchaser by the Custodian of the entire Mortgage Pool Ownership Interest, and provided further, that such Participation Certificate and this Agreement shall continue to be effective in determining the right of Purchaser (or other holder of the Participation Certificate) to receive the benefit of any required payments derived from the Mortgage Pool.

                 (b) Purchaser and any transferee under the Participation Certificate shall be entitled during the term in which a Participation Certificate remains in force and effect to sell, transfer, assign, pledge, or otherwise dispose of such Participation Certificate, all without the consent of Seller. Seller agrees to treat the holder from time to time of the Participation Certificate as the sole beneficial owner of the Mortgage Pool evidenced thereby, all as further provided in the Custodial Agreement.

                 (c) Each Participation Certificate shall provide for monthly remittance by Seller (in its capacity as Servicer hereunder) to the holder thereof of Mortgage Pool payments of principal (including principal prepayments) and interest, adjusted to the Mortgage Pool Pass-Through Rate. The first Remittance Date for Seller's remittance of Mortgage Loan





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                                      -11-

payments to the holder of a Participation Certificate ("Initial Remittance Date") shall occur on the 18th day of the second month following the month in which the Settlement Date is scheduled to occur. The remittance on the Initial Remittance Date, or on such earlier date if a MBS Issuance Failure has occurred, shall include all Mortgage Pool payments (with the interest component thereof adjusted to the Mortgage Pool Pass-Through Rate) received by Seller (or Subservicer), consistent with the provisions of Section 2(e) hereof.

                 (d) When and if a Participation Certificate is no longer in force, Purchaser (or a subsequent holder of a Participation Certificate) shall deliver same to the Custodian.

                 5.       Mortgage Pool Interim Servicing.

                 (a) General Interim Servicing Standards; Indemnification; Servicing Compensation. Seller agrees and acknowledges that each Mortgage Pool shall be sold to Purchaser on a servicing released basis. Purchaser and Seller agree, however, that Purchaser is engaging, and Purchaser does hereby engage, Seller to provide interim servicing of each Mortgage Pool (Seller, in its servicing capacity alternatively referred to in this Section as the "Servicer") for the benefit of Purchaser (and any other holder of the Participation Certificate) from the Purchase Date for each Transaction until the expiration or earlier termination of the Interim Servicing Period. Upon the issuance of the Agency MBS consistent with the relevant Transaction terms, Purchaser shall be deemed to have appointed Seller the sole servicer of the Mortgage Pool.
Upon a MBS Issuance Failure and Seller's repurchase of the entire Mortgage Pool pursuant to the Performance Agreement, as evidenced by a wire transfer of the purchase price for such Mortgage Pool to Purchaser, Purchaser will terminate any servicer of the Mortgage Pool other than Seller. In either event, Seller shall have no further servicing obligations or duties to Purchaser under the terms of this Agreement with respect to the relevant Mortgage Pool, and accordingly, in either such case, the relevant Interim Servicing Period will thereby expire.

                 Except as expressly provided herein, Seller shall neither assign, encumber or pledge servicing (including any "excess servicing") hereunder in whole or in part, nor delegate its rights or duties under this Agreement or any Transaction without the prior written consent of Purchaser. The granting of such consent shall be in the sole discretion of Purchaser, Seller hereby acknowledging that (i) Purchaser shall be entering into each Transaction in reliance upon Seller's representations as to the adequacy of its (and each subservicer's) financial standing, servicing facilities, personnel, records procedures, reputation and integrity, and the continuance thereof; and
(ii) Seller's engagement hereunder to provide mortgage servicing for the benefit of Purchaser (and any other holder of the Participation Certificate) is intended by the parties to be a "personal service contract".


                 During the Interim Servicing Period, Seller, as an independent contractor, shall separately service and administer each Mortgage Pool in accordance with Accepted Servicing Practices and Seller shall at all times comply with applicable law, FHA regulations and VA regulations, as applicable, and any other applicable rules or regulations so that (among other





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                                      -12-

things) FHA insurance, VA guarantee, or private mortgage insurance in respect of any Mortgage Loan remains in full force and effect and is not reduced. Seller shall at all times maintain accurate and complete records of its servicing of the Mortgage Loans, and Purchaser may, at any time during Seller's normal business hours, on reasonable notice, examine such records. In addition, Seller shall deliver to Purchaser on each Remittance Date (or other date of required remittance of Mortgage Loan payments) occurring during the Interim Servicing Period a written report regarding the status of those Mortgage Loans, in the form, and having the content, of the remittance report required under the relevant Agency Guide and Agency Program respecting the Agency MBS originally intended to be issued pursuant to the Transaction (each, a "Mortgage Loan Remittance Report"). Seller shall not consent to a modification of the interest rate of a Mortgage Note, defer or forgive the payment thereof or of any principal, reduce the outstanding principal amount (except for actual payments of principal) or extend the final maturity date of a Mortgage Loan.

                 The Servicer shall indemnify and hold Purchaser harmless against any and all actions, claims, liabilities or other losses resulting from or otherwise arising in connection with the performance of Servicer's obligations (including, without limitation, any failure to perform interim servicing obligations) in strict compliance with the terms of this Agreement.

                 As compensation for Seller undertaking interim servicing duties, Seller shall be entitled to receive the Servicing Fee and such other compensation (e.g., late fees and assumption fees) as and in such manner provided for under the applicable provisions of the relevant Agency Guide and Agency Program.

                 (b) Servicer's Retention of Mortgage Files and Servicing Files. Each Servicing File and Mortgage File shall be held by the Servicer in order to service the Mortgage Loans pursuant to this Agreement and are and shall be held in trust by the Servicer for the benefit of Purchaser as the owner thereof. The Servicer's possession of each Servicing File and Mortgage File is at the will of Purchaser for the sole purpose of facilitating servicing of the related Mortgage Loan during the Interim Servicing Period pursuant to this Agreement, and such retention and possession by the Servicer shall be in a custodial capacity only. The ownership of each Mortgage Note, Mortgage and related Mortgage Documents, and the contents of each Servicing File and Mortgage File is vested in Purchaser and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Servicer shall immediately vest in Purchaser and shall be retained and maintained, in trust, by the Servicer at the will of Purchaser in such custodial capacity only. Each Mortgage File, and upon request of Purchaser, each Servicing File retained by the Servicer pursuant to this Agreement shall be segregated from the other assets of the Servicer and the books and records of the Servicer and shall be appropriately marked to clearly reflect the ownership of the related Mortgage Loan by Purchaser (subject to the rights of the relevant Agency upon issuance of the Agency MBS). The Servicer shall release from its custody the contents of any Mortgage File or Servicing File retained by it only in accordance with this Agreement, unless such release is required as incidental to the servicing of a Mortgage Loan.

                 (c) Custodial Collection Account and Escrow Account; Mortgage Loan Payments. The Servicer shall have established with a Qualified Depository on or before the relevant Purchase Date either (i) one or more separate custodial collection accounts and escrow accounts (or subaccounts) for each Mortgage Pool or (ii) one such account for all Mortgage Pools into which shall only be deposited payments with respect to the Mortgage Loans, and shall maintain, and make deposits to and withdrawals from, each such account(s) as provided in this subsection (c) for the term of the Interim Servicing Period for a Transaction. The Servicer shall segregate and hold all funds collected and received pursuant to a Mortgage Loan (and respecting each escrow account, funds constituting Escrow Payments) separate and apart from any of its own funds and general assets. The establishment of such custodial collection accounts and escrow accounts shall be evidenced by Seller's delivery to Custodian of the relevant original Agency Documents, with copies to be delivered to Purchaser as required pursuant to Section 2(c)(vi) hereof (such evidences of establishment of a custodial collection account and escrow account for a Mortgage Pool, the "Account Certifications").

                 In the case of a MBS Issuance Failure in which Purchaser elects not to cause termination of the Interim Servicing Period, on or promptly following the Settlement Date, the Servicer, immediately upon the direction of Purchaser, shall establish one or more custodial collection accounts and escrow accounts, each in the form of time deposit or demand accounts, and each titled, "(Servicer), in trust for Nomura Asset Capital Corporation, (Conventional/FHA/VA) Residential (Adjustable Rate) (Fixed Rate) Mortgage Loans, Transaction No. ______, and various Mortgagors". Such accounts shall be established with a Qualified Depository acceptable to Purchaser and Servicer shall promptly deliver to Purchaser evidence of the establishment of such accounts by delivery to Purchaser of certifications substantially in the form of the above-referenced Account Certifications.

                 Any funds deposited in any of the foregoing accounts shall at all times be fully insured by the FDIC to the full extent permitted under applicable law. The balance in any such account shall not exceed the limits for full FDIC insurance unless the short term unsecured obligations of the Qualified Depository are rated by a nationally recognized rating agency in the highest category of such rating agency (including any designations of "plus" or "minus" within such category). Funds shall be deposited in such accounts, and may be drawn on and invested and reinvested, by the Servicer solely in a manner consistent with the applicable servicing provisions of the Agency Guide and Agency Program relating to the Agency MBS originally intended to be issued in connection with the relevant Transaction.

                 Upon issuance of the Agency MBS, any Mortgage Loan Payments due on or before the Cut-Off Date shall be paid by Servicer to Purchaser on the related Settlement Date, which payment obligation may be satisfied by Purchaser's netting such payments against the Performance Amount then due Seller. In the case of a MBS Issuance Failure, Servicer shall make remittances of Mortgage Pool principal and interest payments to Purchaser (or other holder) as provided in the Participation Certificate, consistent with the provisions of
Section 2(e) hereof. The first such remittance shall occur on the earlier of the Initial Remittance Date or such earlier date on which the Interim Servicing Period is terminated. Servicer shall deliver to

Purchaser on the date any Mortgage Pool payments that are required to be remitted to Purchaser (or other holder of the Participation Certificate), whether or not such remittances are paid by Servicer, or netted against any portion of the Performance Amount then due Seller from Purchaser, a Mortgage Loan Remittance Report.

                 (d) Subservicers. The Mortgage Loans may be subserviced by a Subservicer on behalf of the Servicer provided that the Subservicer is a GNMA-approved issuer, FNMA-approved lender, FHLMC seller/servicer, FHA-approved mortgagee or VA-approved lender, as applicable, in each case in good standing, and no event has occurred, including but not limited to a change in insurance coverage, that would make it unable to comply with the eligibility requirements for lenders/servicers imposed by the relevant Agency Guide or which would require notification to the relevant Agency. The Servicer shall notify all relevant Subservicers, at the commencement of each Transaction, of Purchaser's interest under this Agreement. The Servicer shall pay all fees and expenses of a Subservicer from its own funds, and a Subservicer's fee shall not exceed Servicer's Servicing Fee respecting a particular Mortgage Pool.

                 At the cost and expense of the Servicer, without any right of reimbursement from any custodial collection account, the Servicer shall be entitled to terminate the rights and responsibilities of a Subservicer and arrange for any servicing responsibilities to be performed by a successor Subservicer meeting the requirements in the preceding paragraph; provided, however, that nothing contained herein shall be deemed to prevent or prohibit the Servicer, at the Servicer's option, from electing to service the related Mortgage Loans itself. In the event that the Servicer's responsibilities and duties under this Section 5 respecting a particular Mortgage Pool expire by reason of expiration or earlier termination of the Interim Servicing Period, if reasonably requested to do so by Purchaser, the Servicer shall, at its own cost and expense, terminate the rights and responsibilities of any Subservicers as soon as is reasonably possible.

                 Notwithstanding any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a Subservicer or any reference herein to actions taken through a Subservicer or otherwise, the Servicer shall not be relieved of its obligations to Purchaser or other holder of the Participation Certificate and shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans and the Servicer shall remain responsible hereunder for all acts and omissions of a Subservicer as fully as if such acts and omissions were those of the Servicer. The Servicer shall be entitled to enter into an agreement with a Subservicer for indemnification of the Servicer by the Subservicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

                 Any subservicing agreement and any other transactions or services relating to the Mortgage Loans involving a Subservicer shall be deemed to be between the Subservicer and Servicer alone, and Purchaser shall have no obligations, duties or liabilities with respect to the Subservicer including no obligation, duty or liability to pay the Subservicer's fees and expenses.

                 (e) Early Servicing Termination. In the event of a MBS Issuance Failure, Seller's rights and duties as servicer of the affected Mortgage Pool may be terminated at any time by and at the sole election of Purchaser, provided that upon Purchaser's election to terminate Seller as Servicer, Seller's obligations under Section 6 hereof respecting transfer of servicing to a successor servicing entity shall remain in force. Without limiting Purchaser's rights to terminate Seller as Servicer as provided above, Purchaser (or any other holder of the related Participation Certificate) shall nonetheless be entitled, by written notice to Seller to effect termination of Seller's interim servicing rights and obligations respecting the affected Mortgage Pool in the event any of the following circumstances or events ("Servicing Termination Events") occur and are continuing:

                      (i) any failure by the Servicer to remit to Purchaser (or other holder of the Participation Certificate) any payment required to be made under the terms of this Agreement or such Participation Certificate which payment failure continues unremedied for a period of two Business Days; or

                     (ii) failure by Seller duly to observe or perform in any material respect any of Seller's other covenants or agreements set forth in this Agreement or in the Custodial Agreement which continues unremedied for a period of two Business Days (or such longer period provided in the relevant notice to Seller) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to Seller by Purchaser; or

                    (iii) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against Seller; or

                     (iv) Seller shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to Seller or of or relating to all or substantially all of its property; or

                      (v) Seller shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

                     (vi) Seller ceases to meet the qualifications for maintaining all Agency Approvals (as described in Section 8(c)(vi)); or

                    (vii) Seller attempts to assign its right to servicing compensation hereunder or to resell an ownership interest in a Mortgage Pool in a manner inconsistent with the terms of the related Transaction, or Seller attempts without the consent of Purchaser to sell or otherwise dispose of all or substantially all of its property or assets or to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof (to other than a Subservicer); or

                   (viii) Seller or any of its Affiliates fails to operate or conduct its business operations or any material portion thereof in ordinary course, or Seller experiences any other material adverse change in its business operations or financial condition, and such event continues unremedied for more than 5 Business Days.

In the case of the events described in subclauses (iii), (iv) and (v), immediately upon the occurrence of any such event, regardless of whether notice of such event shall have been given to or by Purchaser or Seller, and each and every other case, so long as the Servicing Termination Event shall not have been remedied (but only to the extent, and within the time period, of any remedy period provided above), in addition to whatever rights Purchaser may have at law or equity to damages, including injunctive relief and specific performance, by notice in writing to Seller, Purchaser may terminate all the interim servicing rights and obligations of Seller under this Agreement and all Outstanding Transaction(s).

                 Upon receipt by Seller of such written notice, all authority and power of Seller respecting its interim mortgage servicing rights and duties under this Agreement and any affected Transaction(s), shall pass to and be vested in the successor servicer appointed by Purchaser (a "Designated Servicer"). Upon written request by Purchaser, Seller shall prepare, execute and deliver to the Designated Servicer any and all documents and other instruments, place in such successor's possession all Mortgage Files and Servicing Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including, but not limited to, the transfer, endorsement and assignment of the Mortgage Loans and related documents, at Seller's sole expense, all as required under
Section 6 hereof.

                 6.       Seller Covenants Regarding Transfer of Servicing.

                 In the event a MBS Issuance Failure has occurred and Purchaser gives notice to Seller of Purchaser's intention to transfer servicing to the Designated Servicer upon expiration or earlier termination of the Interim Servicing Period, or as soon thereafter as is feasible ("Servicing Transfer Date"), then, in each such case Seller agrees at its sole expense to assist Purchaser, Custodian and the Designated Servicer in effectuating and evidencing transfer of servicing to the Designated Servicer in compliance with applicable law on or before the Servicing Transfer Date, including:

                 (a) Notice to Mortgagors. Seller shall mail to the mortgagor of each Mortgage Loan, not less that 15 days prior to the Servicing Transfer Date or by such earlier date as may be required by law, a letter advising the mortgagor of the transfer of the servicing thereof to the Designated Servicer. Seller shall promptly provide the Designated Servicer with copies of all such letters.

                 (b) Notice to Taxing Authorities, Insurance Companies and HUD (if applicable). Seller shall transmit or cause the transmission to the applicable taxing authorities and insurance companies (including primary mortgage insurers, if applicable) and/or agents, not less than 15 days prior to the Servicing Transfer Date, notification of the transfer of the servicing to the Designated Servicer and instructions to deliver all notices, tax bills and insurance statements, as the case may be, to the Designated Servicer from and after the Servicing Transfer Date. Seller shall promptly provide the Designated Servicer with copies of all such notices. With respect to any FHA-insured/VA-guaranteed Mortgage Loans in the Mortgage Pool in addition to the requirements set forth above, Seller shall provide notice to HUD on such forms prescribed by HUD, or to the VA respecting the transfer of insurance credits, as the case may be. Seller shall be obligated to pay all mortgage insurance premiums with respect to FHA/VA Mortgage Loans until such notice is received by HUD and/or the VA.

                 (c) Assignments and Endorsements. At Purchaser's (or Designated Servicer's) direction and in Purchaser's sole discretion, Seller shall, at its own cost and expense, prepare and/or complete endorsements to Mortgage Notes and assignments of Mortgages (including any interim endorsements or assignments) prior to the Servicing Transfer Date.

                 (d) Delivery of Servicing Records. Seller shall forward to the Designated Servicer, not more than 15 days after the Servicing Transfer Date, all Servicing Files, Mortgage Files and any other Mortgage Documents in Seller's (or any Subservicer's) possession relating to each Mortgage Loan.

                 (e) Escrow Payments. Seller shall provide the Designated Servicer on or before the Servicing Transfer Date with immediately available funds by wire transfer in the amount of the net Escrow Payments and suspense balances and all loss draft balances associated with the Mortgage Loans in an affected Mortgage Pool. Seller shall provide the Designated Servicer on or before the Servicing Transfer Date with an accounting statement of Escrow Payments and suspense balances and loss draft balances sufficient to enable the Designated Servicer to reconcile the amount of such payment with the accounts of the Mortgage Loans in the affected Mortgage Pool. Additionally, Seller shall wire to the Designated Servicer on or before the Servicing Transfer Date the amount of any agency, trustee or prepaid Mortgage Loan payments and all other similar amounts held by Seller (or Subservicer).

                 (f) Payoffs and Assumptions. Seller shall provide to the Designated Servicer, on or before the Servicing Transfer Date, copies of all assumption and payoff statements generated by Seller (or Subservicer), on the Mortgage Loans.

                 (g) Mortgage Payments Received Prior to Servicing Transfer Date. Seller shall forward by wire transfer, on or before the Servicing Transfer Date, all payments received by Seller (or Subservicer) on each Mortgage Loan in the affected Mortgage Pools prior to the Servicing Transfer Date to Purchaser, consistent with the provisions of Section 2(e) hereof.

                 (h) Mortgage Payments Received After Servicing Transfer Date. Seller shall forward the amount of any monthly payments received by Seller (or Subservicer) after the Servicing Transfer Date to the Designated Servicer by overnight mail on the date of receipt. Seller shall notify the Designated Servicer of the particulars of the payment, which notification requirement shall be satisfied (except with respect to Mortgage Loans then in foreclosure or bankruptcy) if Seller (or Subservicer) forwards with its payments sufficient information to the Designated Servicer. Seller shall assume full responsibility for the necessary and appropriate legal application of monthly Mortgage Pool payments received by Seller (or Subservicer) after the Servicing Transfer Date with respect to Mortgage Loans then in foreclosure or bankruptcy; provided, however, that for purposes of this Section 6, necessary and appropriate legal application of such monthly Mortgage Pool payments shall include, but not be limited to, endorsement of a Mortgage Loan monthly payment to the Designated Servicer with the particulars of the payment such as the account number, dollar amount, date received and any special mortgage application instructions.

                 (i) Reconciliation. Not less than 5 days prior to the Servicing Transfer Date, Seller shall reconcile principal balances and make any monetary adjustments reasonably required by the Designated Servicer. Any such monetary adjustments will be transferred between Seller and the Designated Servicer, as appropriate.

                 (j) IRS Forms. Seller shall timely file all IRS forms which are required to be filed in relation to the servicing and ownership of the Mortgage Loans. Seller shall provide copies of such forms to the Designated Servicer upon request and shall reimburse the Designated Servicer for any costs or penalties incurred by the Designated Servicer due to Seller's failure to comply with this paragraph.

     In the event Seller fails to perform any of its obligations described in paragraphs (a) through (j) above within the time periods specified therein, Purchaser may take, or cause to be taken, at Seller's expense, any of the actions described therein.

                 7.       Intent of Parties; Security Interest.

                 Purchaser and Seller confirm that each of the Transactions contemplated herein are purchases and sales and are not loan transactions. In the event, for any reason, that any Transaction is deemed by any court or regulatory authority, as a result of a change of law or otherwise, not to be a purchase and sale of the relevant Mortgage Pool, then: (i) if Seller is an insured depository institution, the parties understand and intend that this Agreement and each Transaction constitute "qualified financial contracts" as that term is used in the Federal Deposit Insurance Act, Section 1821 of Title 12 of the United States Code, as amended; or (ii) if Seller is any other type of entity, the parties understand and intend that this Agreement and each Transaction constitute a "securities contract" within the meaning of the United States Bankruptcy Code; provided, however, that in the event that any Transaction is deemed by any such court or regulatory authority to further not be a "qualified financial contract" or "securities contract" as applicable, then, (x) all obligations of Seller with respect to a Transaction will be deemed to be secured by the Mortgage Loans, the custodial collection accounts and escrow accounts, the Agency MBS to be issued as originally contemplated hereunder and under the related Transaction Notice and the Takeout Commitments (and assignments thereof), together with the Servicing Files, Mortgage Files, Mortgage Documents and Agency Documents and all products and proceeds of any and all of the foregoing (collectively, the "Collateral"), and Purchaser shall have a perfected first priority security interest in such Collateral; (y) possession of the Mortgage Documents, Agency Documents and any other documentation relating to the Mortgage Pool or the Agency MBS by Custodian or by Seller shall constitute constructive possession by Purchaser; and (z) Purchaser shall have all the rights of a secured party pursuant to applicable law, and for such purposes this Agreement and each affected Transaction Notice shall constitute a security agreement.

                 8. Further Conditions Precedent to a Transaction; Representations, Warranties and Agreements; Remedies.

                 (a) It shall be a condition precedent to the parties entering into the first Transaction, and at the election of Purchaser any subsequent Transaction, under this Agreement that Seller furnish to Purchaser the following:

                      (i) A certified copy of resolutions of Seller's Board of Directors authorizing the transactions contemplated hereby; and

                     (ii) A certificate of incumbency of authorized representatives which sets forth the names, titles and true signatures of all of those individuals authorized to execute any document or instrument contemplated by this Agreement and the Related Agreements; and

                    (iii) At Purchaser's option, a favorable opinion of counsel for Seller acceptable to Purchaser, as to such matters as Purchaser may reasonably request; said opinion to be addressed to Purchaser and the costs associated therewith shall be paid by Seller.

                 (b) Seller shall, at its own expense, maintain at all times during the existence of this Agreement or any Transaction hereunder (i) fidelity insurance, (ii) theft of documents insurance, (iii) forgery insurance and (iv) errors and omissions insurance. All such insurance shall be with standard coverage and subject to such deductibles as are customary within the industry and such insurance will be in such amounts and with insurance companies reasonably acceptable to Purchaser; in all events such insurance coverage shall be in such amounts and with such insurance carriers as will satisfy relevant requirements under any and all Agency Guide provisions and Agency Programs under which Transactions may from time to time be entered into.

                 (c) Seller hereby represents and warrants to Purchaser as of the date hereof and as of each Purchase Date and at all times during which this Agreement is in effect or any Transaction is outstanding that:

                      (i) All representations and warranties made and all information and documents or copies of documents furnished to Purchaser, the Custodian or the relevant Agency pursuant to or in connection with this Agreement, the Custodial Agreement or any Transaction hereunder are and will be true and correct (with no omission of information necessary to make the information contained therein not misleading) at the time when made and at all times thereafter or, if limited to a specific date, as of the date to which they refer.

                     (ii) Seller is duly organized and validly existing under the laws of the jurisdiction of its organization and it has qualified to do business in each jurisdiction in which it is legally required to do so; it has the authority under its charter, articles of incorporation, by-laws, and applicable law to enter into this Agreement, the Custodial Agreement and each Transaction and to perform all acts contemplated by it or in connection herewith; and it has taken all action necessary to make this Agreement and the Custodial Agreement a valid and binding obligation enforceable in accordance with the terms hereof and thereof.

                    (iii) This Agreement and the Custodial Agreement and every document to be executed by Seller pursuant to this Agreement and the Custodial Agreement is and will be valid, binding and subsisting obligations of Seller, enforceable in accordance with their respective terms. No consents or approvals are required to be obtained by Seller for the execution, delivery and performance by Seller of this Agreement and the Custodial Agreement or any of the Transactions contemplated hereby and thereby.

                     (iv) The consummation of the Transactions contemplated by this Agreement and the Custodial Agreement are in the ordinary course of business of Seller and will not result in the breach of any provision of the charter, articles of incorporation, or by-laws of Seller or result in the breach of any provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which Seller, the Mortgage Loans or Seller's property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which Seller, the Mortgage Loans or Seller's property is subject. Without limiting the generality of the foregoing, the consummation of each Transaction contemplated herein will not violate any applicable regulation of the FHA or VA or result in the voiding or reduction of the FHA insurance, VA guarantee or any private mortgage insurance in respect of any Mortgage Loan.

                      (v) Seller has not sold, assigned, transferred or pledged any interest in any Agency MBS, Mortgage Loans (including any "servicing rights" respecting the Mortgage Loans), Participation Certificate or any Mortgage Pool Ownership Interest evidenced thereby to any person other than as contemplated by the Transaction; and upon delivery of a Participation Certificate to Purchaser, Purchaser will be the sole owner thereof and of the Mortgage Pool Ownership Interest evidenced thereby free and clear of any lien, claim or encumbrance other than as contemplated by the Transaction.

                      (vi) Seller (and each Subservicer) is approved by GNMA as an approved issuer, FNMA as an approved lender, FHLMC as an approved seller/servicer, by FHA as an approved mortgagee or by VA as an approved VA lender (as the case may be), in each case in good standing (such collective approvals and conditions, "Agency Approvals"), with no event having occurred, or Seller (or any Subservicer) having any reason whatsoever to believe or suspect will occur prior to the issuance of the Agency MBS, including without limitation a change in insurance coverage which would either make Seller (or any Subservicer) unable to comply with the eligibility requirements for maintaining all such Agency Approvals or require notification to the relevant Agency or to HUD, FHA or VA. Should Seller (or any Subservicer), for any reason, cease to possess all such Agency Approvals, or should notification to the relevant Agency or to HUD, FHA or VA be required, Seller shall so notify Purchaser immediately in writing. Notwithstanding the preceding sentence, Seller shall take all necessary action to maintain all of its (and each Subservicer's) Agency Approvals at all times during the term of this Agreement and each outstanding Transaction. Seller (and any Subservicer) has adequate financial standing, servicing facilities, procedures and experienced personnel necessary for the sound servicing of mortgage loans of the same types as may from time to time constitute Mortgage Loans and in accordance with Accepted Servicing Practices.

                     (vii) There is no action, suit, proceeding or investigation pending or threatened against Seller (or any Subservicer) which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of Seller (or any Subservicer), or in any material impairment of the right or ability of Seller (or any Subservicer) to carry on its business substantially as now conducted, or in any material liability on the part of Seller (or any Subservicer), or which would draw into question the validity of this Agreement, the Custodial Agreement, any other document contemplated hereby or thereby, any Transaction or of any other action taken or to be taken in connection with the obligations of Seller contemplated herein, or which would be likely to materially impair the ability of Seller (or any Subservicer) to perform under the terms of this Agreement or any Custodial Agreement.

                    (viii) The Custodian is an eligible custodian under the Agency Guide and Agency Program, and is not an Affiliate of Seller.

                      (ix) The Agreement, the Custodial Agreement, any other document contemplated hereby or thereby and each Transaction has not been entered into fraudulently by Seller or the Custodian, or with the intent to hinder, delay or defraud any creditor or Purchaser.

                 (x) On or before the Settlement Date, Seller will deliver to Purchaser an executed acknowledgment of Takeout Buyer, acknowledging the Takeout Commitment Assignment, in the form set forth on the Takeout Commitment Assignment. Each Takeout Commitment and each acknowledgment of Takeout Buyer delivered pursuant to the previous sentence is a valid binding and subsisting obligation of Takeout Buyer, enforceable in accordance with its terms.

                 (d) Seller hereby represents and warrants to Purchaser with respect to each Mortgage Loan and the related Mortgage Pool as of the relevant Purchase Date and Cut-Off Date as follows:

                      (i)    Each Mortgage Loan is an Agency Eligible
         Mortgage Loan.

                     (ii)    The Mortgage Loan Schedule contains a
         complete listing and schedule of the Mortgage Loans, and the information contained on such Schedule is accurate and complete in all material respects.

                    (iii)    As to both the Mortgage Pool and each
         Mortgage Loan, all of the representations and warranties made or deemed made respecting same contained in (or incorporated by reference in) the relevant Agency Guide provisions and Agency Program (collectively, the "Standard Agency Mortgage Loan Representations") are (and shall be as of all relevant dates) true and correct in all material respects; and except as may be expressly disclosed to Purchaser by Seller's appropriate attachment of the particulars to the Transaction Notice, Seller has not negotiated with the Agency any exceptions or modifications to such Standard Agency Mortgage Loan Representations.

                      (iv) The Initial Pool Balance respecting the Mortgage Pool shall be at least equal to the Agency MBS Face Amount for the Agency MBS designated to be issued.

                 (e) If Seller is an insured depository institution, Seller also represents and warrants:

                      (i) This Agreement and the Custodial Agreement conform to all applicable statutory or regulatory requirements. This Agreement, the Custodial Agreement and all Transactions contemplated hereunder are (A) executed contemporaneously with the agreement reached by Purchaser and Seller, having been executed on behalf of Seller by a vice president or higher officer; (B) approved by, and duly and validly authorized by, specific corporate or banking association resolution by Seller's board of directors, which approval and due authorization shall be reflected in the minutes of said board; a copy of such resolution, certified by the corporate secretary of Seller or attested to by a vice president or higher officer of Seller has been provided to Purchaser; and (C) continuously, from the time of its execution, an official record of Seller.

                      (ii) Seller will maintain a copy of this Agreement and the Related Agreements and each Transaction Notice in its official books and records and shall make same available for Purchaser's inspection and copying during normal business hours on one advance Business Day notice.

                     (iii) The aggregate amount of the Outstanding Transactions as of any date between Purchaser and Seller shall not exceed any restrictions or limitations imposed by the board of directors of Seller.

                 (f) In the event any of Seller's covenants or agreements, representations or warranties set forth herein are breached or determined by either party not to be accurate in any material respect (each a "Breach"), if such Breach can be cured by action of Seller, Seller may attempt to cure such Breach. If such Breach is not cured within ten Business Days of the occurrence of such Breach, or, in the sole judgment of Purchaser, is not subject to cure by Seller, Purchaser may declare Seller in default of this Agreement, and Purchaser at its sole election shall be entitled by notice to Seller to immediately require Seller (i) if such Breach relates to any of the representations made pursuant to Section 8(d) hereof, to purchase the Mortgage Loans which are subject to such Breach (the "Deficient Mortgage Loans") at a purchase price agreed to by the parties hereto; (ii)if such Breach relates to any of the representations made pursuant to Section 8(d) hereof and the aggregate principal balance of the Deficient Mortgage Loans, when deducted from the Initial Pool Balance, would result in a remaining Mortgage Pool principal balance insufficient to support the issuance of an Agency MBS to satisfy the Takeout Commitments taken as a whole, to accept reassignment to Seller of all of the related Takeout Commitments; or (iii) to take or refrain from such action (including further actions to cure any such Breach) and to pay such money damages to compensate Purchaser for (x) the amount of all reasonable legal or other expenses incurred by Purchaser in connection with or as a consequence of such Breach (including legal fees and expenses of in-house or outside legal counsel (in the case of in-house counsel, including imputed legal fees)) and (y) consequential damages plus all expenses incurred by Purchaser in connection with or as a consequence of a Breach, but only to the extent such Breach does not arise from or is related to the representations contained in
Section 8(d) hereof.

                 9.    Term.

                 This Agreement shall continue in effect until terminated as to future Transactions by written instruction signed by either Seller or Purchaser and delivered to the other; provided, however, that no termination will affect the obligations hereunder as to any Transaction then outstanding. A Transaction shall be deemed "outstanding" (each, an "Outstanding Transaction") during the period commencing on the effective date of such transaction pursuant to Section 2(b) hereof and continuing until the later of (i) the date of the expiration (or early termination) of the relevant Interim Servicing Period and (as applicable) the effective transfer of servicing rights to a Designated Servicer or (ii) the expiration of the time period for the exercise of Purchaser's rights and remedies pursuant to subclause (v) of the definition of "Transaction". Notwithstanding the foregoing or any other provision of this Agreement, Seller's liability for

Purchaser's claims for damages hereunder and liability for Seller's indemnities, representations and warranties contained herein shall survive any termination of this Agreement.

                 10.      Exclusive Benefit of Parties; Assignment.

                 This Agreement is for the exclusive benefit of the parties hereto and their respective successors and permitted assigns and (except as provided in the next sentence) shall not be deemed to give any legal or equitable right to any other person. Seller expressly agrees that NSI (or any of its designees) and any Designated Servicer shall be intended third party beneficiaries under this Agreement. Except as expressly provided herein, this Agreement may not be assigned by Seller or duties hereunder delegated without the prior written consent of Purchaser.

                 11.      Amendment; Waivers.

                 This Agreement may be amended from time to time only by written agreement of Seller and Purchaser. Any forbearance, failure, or delay by Purchaser in exercising any right, power, or remedy hereunder shall not be deemed to be a waiver thereof, and any single or partial exercise by Purchaser of any right, power or remedy hereunder shall not preclude the further exercise thereof. Every right, power and remedy of Purchaser shall continue in full force and effect until specifically waived by Purchaser in writing.

                 12.      Effect of Invalidity of Provisions.

                 In case any one or more of the provisions contained in this Agreement should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

                 13.      Governing Law; Waiver of Jury Trial.

                 This Agreement shall be governed by and construed in accordance with the laws of the State of New York, which is the place of the making of this Agreement, without regard to conflict of laws rules. Seller hereby irrevocably agrees that any action or proceeding against it (or any Subservicer) arising out of or in any manner relating to this Agreement may be brought in any court of the State of New York, or in the United States District Court for the Southern District of New York, and by the execution and delivery of this Agreement and each Transaction Notice, Seller expressly and irrevocably assents and submits to the nonexclusive jurisdiction of any such courts in any such action or proceeding.

                 PURCHASER AND SELLER EACH IRREVOCABLY AGREES TO WAIVE ANY RIGHTS IT MAY HAVE TO A JURY TRIAL IN ANY ACTION OR PROCEEDING AGAINST IT ARISING OUT OF OR RELATING IN ANY MANNER TO THIS AGREEMENT.

                 14.      Notices.

                 All written communications hereunder shall be mailed, telecopied or delivered at the respective address as listed in the Custodial Agreement or at such other address as shall be designated by a party in a written notice to the other parties. All such notices and communications shall be effective when delivered to the party to which such notice is to be given.

                 15.      Entire Agreement; Security Interest; Setoff.

                 (a) This Agreement, the Custodial Agreement, the Performance Agreement and the Participation Certificate for a given Transaction together with all exhibits and schedules hereto and thereto, contain the entire agreement between the parties hereto with respect to the subject matter hereof and thereof, and supersede all prior and contemporaneous agreements between the parties, oral or written, of any nature whatsoever with respect to the subject matter hereof and thereof.

                 (b) To guaranty, secure, provide adequate margin for and/or settle Seller's obligations to Purchaser under this Agreement and any and all other obligations of Seller or any of its Affiliates to Purchaser or any of Purchaser's Affiliates, Seller hereby unconditionally grants, conveys and transfers to Purchaser a first priority security interest in all property of Seller or any of its Affiliates held by Purchaser or any of Purchaser's Affiliates, including, without limitation, the Performance Amount (collectively, the "Collateral"). The Collateral constitutes security for the payment or settlement of any and all obligations or liabilities Seller or its Affiliates may have to Purchaser, NSI, or any of their respective Affiliates, now existing or hereafter arising, whether arising under this Agreement or any other agreement, contract or arrangement with Purchaser, NSI or any of their respective Affiliates. Seller agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and agrees that a default in the performance of any such obligations respecting an Outstanding Transaction shall constitute, at the election of Purchaser, a default by Seller in respect of all other Outstanding Transactions, and (ii) that Purchaser shall be entitled to set off claims and apply property and funds of or held for the benefit of Seller or any of its Affiliates held by Purchaser or its Affiliates against obligations owing to Purchaser or any of its Affiliates in respect of any Outstanding Transactions or other transactions, and any obligations of Purchaser to make any payments, deliveries, and other transfers in respect of any such Transactions or transactions may be applied against each other and netted.

                 16.      Transaction Costs.

                 Seller agrees to pay the costs associated with each Transaction including, but not limited to, any necessary recording or filing fees, any custodial fees, and any costs and expenses associated with any Seller transfer of servicing to any Designated Servicer.

                 17.      Confidentiality.

                 Seller acknowledges and agrees that the terms of this Agreement including, without limitation, the financial terms contained in any Transaction Notice and related Participation Certificate are confidential and, except as required by law, Seller shall not disclose, and shall use its best efforts to prevent any unauthorized person from disclosing, any such confidential information without the prior written consent of Purchaser.

                 IN WITNESS WHEREOF, Purchaser and Seller have duly executed this Agreement as of the date first above written.




                                        FIRST FINANCIAL CARIBBEAN CORPORATION,
                                        as Seller and Servicer


                                        By: /s/ Alfredo Casals
                                           -------------------------------
                                        Name:   Alfredo Casals
                                             -----------------------------
                                        Title: Assistant to Chairman & CEO
                                               ---------------------------

                                        NOMURA ASSET CAPITAL CORPORATION,
                                        as Purchaser



                                        By: /s/ John C. Howe
                                           -------------------------------
                                        Name:   John C. Howe
                                             -----------------------------
                                        Title: Managing Director
                                               ---------------------------

Affidavit No. 32,053
              ------

         Sworn to and subscribed to before me in San Juan, Puerto Rico on this ____ day of November, 1993, by the following person personally known to me, Alfredo Casals, of legal age, married, business executive and a resident of ________________, Puerto Rico, in his capacity as Assistant to the Chairman of First Financial Caribbean Corporation.

                                        /s/ Miguel Garcia Suarez
                                        ------------------------
                                        Notary Public

                                   Exhibit A

                             (CUSTOMER LETTERHEAD)

                                     (Date)

Purchaser
Address
Address
Attention

Dear ____________________:

                 This is to confirm and assign the following trade made by us with your firm:

Sold By:

Trade Date:

Contract/
TBA Face:

Security:

Coupon Rate:

Price:

Settlement
Date:

Your
Commitment #

                 For this transaction, you hereby agree to accept delivery from, and pay the purchase price directly to Nomura Securities International, Inc. ("NSI"), whose acceptance of this trade assignment is indicated below. Accordingly, NSI is obligated to make delivery of such securities to you, and you will establish this trade as a Buy transaction from NSI.

                 All confirmations pertaining to this trade should be sent to Nomura Securities International, Inc., 2 World Financial Center, Building B, 21st Floor, New York, New York 10281-1198, Attention: .

                 Please execute this letter in the space provided below and send it by facsimile to Nomura Securities International, Inc., 2 World Financial Center, Building B, 21st Floor, New York, New York 10281-1198, Attention:_______________________, telephone number (212) 667-____, facsimile number (212) 667-1006.

                                        Very truly yours,


                                        (Customer)
                                        By:_____________________________________

Affidavit No. ______________

         Sworn to and subscribed to before me in San Juan, Puerto Rico on this ____ day of November, 1993, by the following person personally known to me,
_____________________, of legal age, married, business executive and a resident of ___________________, Puerto Rico, in his capacity as _____________________
of First Financial Caribbean Corporation.


                                        ____________________________________
                                                   Notary Public

Agreed:

Nomura Securities International, Inc.

By:________________________________________

Dated: ____________________________________
Date: _____________________________________

                                   Exhibit B

         Transaction Notice for Participation Certificate No. _________

Nomura Asset Capital Corporation
2 World Financial Center
21st Floor, Building B
New York, New York  10281-1198
Attention:
Facsimile:  (212) 667-1006

                 Pursuant to the Mortgage Loan Purchase and Interim Servicing Agreement dated ________________, 199__ (the "Purchase Agreement") between Nomura Asset Capital Corporation ("Nomura") and ______________________ ("Seller"), Seller hereby gives notice of its desire to enter into a Transaction with Nomura. Such Transaction shall be on the following terms:

Agency =                  Pool #           Security Rate =


                          //      =        Purchase Price

                          //      =        Scheduled Delivery Date

                          //      =        Settlement Date

                          $       =        Initial Pool Balance/Agency MBS
                                                    Face Amount

                          x.      =        Weighted Average Takeout Price,
                                                    to at least 6 digits

                          =       =        Sub-Total

                          +       =        Accrued Interest

                          =       =        Total

                          -       =        Program Fee 1

                          -       =        Program Fee 2

                          =       =        Purchase Amount

                          =       =        Purchase Price, to at least
                                                    6 digits


                          -       =        Performance Amount

                          $       =        Funds due Seller


                 Seller hereby authorizes and directs Nomura to deduct the Performance Amount from the Purchase Price and to deposit such Performance Amount in an account maintained at Nomura (or at one of its Affiliates) in accordance with the terms of the Performance Agreement.

                 Seller expressly agrees and acknowledges that the Mortgage Pool is being sold to Nomura on a servicing released basis and represents and warrants that unless this letter is signed by a Subservicer in the space provided below, Seller shall be the sole interim servicer for the Interim Servicing Period.

                 The provisions of the Purchase Agreement and Related Agreements are hereby incorporated herein by reference. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Purchase Agreement. By execution of this Transaction Notice, Seller commits to enter into the Transaction described herein, subject to the further terms and conditions of the Purchase Agreement and the Related Agreements. Seller understands and agrees that Nomura may adjust the Program Fee if the Settlement Date is less than 10 days from the Purchase Date.

Seller:                                                     By:
        _________________________________________________       _________________________________________

Title:                                                      Date:                       , 199
        _________________________________________________         _____________________


                 By execution below, the Subservicer agrees to abide by the subservicing provisions contained in the Purchase Agreement.


Subservicer:                                                By:
             _____________________________________________      _______________________________________

Title:                                                      Date:                             , 199
       ___________________________________________________       ____________________________


Affidavit No. ______________

         Sworn to and subscribed to before me in San Juan, Puerto Rico on this ____ day of November, 1993, by the following person personally known to me,
_____________________, of legal age, married, business executive and a resident of ___________________, Puerto Rico, in his capacity as ______________________
of First Financial Caribbean Corporation.

                                 ____________________________________
                                 Notary Public

                        NOMURA ASSET CAPITAL CORPORATION

                            PRE-SALE FUNDING PROGRAM
                                  SALE VERSION

CONTRACT INFORMATION TO BE FILLED IN (Please print or type)
BY CUSTOMER:

CONTRACT                                   PAGE       ITEM
MORTGAGE LOAN PURCHASE
 AND INTERIM SERVICING                     1      Date, Company Name
                                           3      Custodian's Name
                                           27     Company Name, Signature,
                                                   Printed Name, Title
PERFORMANCE AGREEMENT                      1       Date, Company Name
                                           9       Company Name, Signature
                                                   Printed Name, Title
CUSTODIAL AGREEMENT                        1       Company Name, Custodian
                                                   Name, Date
                                           10      Company Name, Signature,
                                                   Printed Name, Title
                                           Ex. B Company Name,
                                                    Address, Signatures

Send the Custodial Agreement to your Bank, and the other documents to us

BY CUSTODIAN:

CONTRACT                                   PAGE            ITEM
CUSTODIAL AGREEMENT                        10      Custodian Name,
                                                   Signature, Printed Name,
                                                   Title
                                            Ex. B Custodian Name, Address,
                                                    Signatures

ALSO REQUIRED BEFORE FIRST TRADE:
         Legal Opinion
         Corporate Board of Directors Resolution
         Corporate Listing of Authorized Officers
         Copy of FHLMC forms #960 and #1059 (only if FHLMC loans involved)



                                     (LOGO)
                       NOMURA ASSET CAPITAL CORPORATION
                     2 World Financial Center, Building B
                          New York, N.Y. 10281-1198



                                                                   Telephone
                                                                (212) 667-1700


                                       November 29, 1993


First Financial Caribbean Corporation
650 Munoz-Rivera Avenue (Suite 500)
San Juan, Puerto Rico  00918
Attention:  Mr. Alfredo Casals

Banco Poplar de Puerto Rico
Corporate Trust Department
209 Munoz-Rivera Avenue (Suite 504)
San Juan, Puerto Rico  00918
Attention:  Mr. Luis Cintron

Mortgage Loan Purchase and Interim Servicing Agreement

Gentlemen:

        This in in reference to the Mortgage Loan Purchase and Interim Servicing Agreement (the "Agreement") between First Financial Caribbean Corporation (the "Seller") and Nomura Asset Capital Corporation (the "Purchaser"), dated as of November 29, 1993. All terms used but not defined herein have the meanings set forth in the Agreement.

        Pursuant to the Agreement, the Purchaser will receive from the Seller a Transaction Notice that will entitle the Purchaser to purchase a Mortgage Pool which will be converted into an Agency MBS. Prior to the funding by the Purchaser of the Purchaser Price for the Morgage Pool described in the Transaction Notice, the Seller is obligated to satisfy several conditions set forth in the Agreement. The Seller has advised the Purchaser that the Seller will not be able to satisfy certin of those conditions. However, both parties wish to proceed with the Transaction and have agreed as follows:

        The Purchaser will purchase the Mortgage Pool upon satisfaction by the Seller of all of the conditions set forth in the Agreement except that the Purchaser hereby extends the time for the satisfaction by the Seller of the conditions specified in Sections 2(c)(i), 2(c)(ii) and 2(c)(vi) of the Agreement until such date as the Purchaser shall specify, which date may be determined by the

First Financial Caribbean Corporation
Banco Popular de Puerto Rico
November 29, 1993                                                      Page 2.

        Purchaser in its sole discretion. The Purchaser shall pay an Initial Purchase Price for the Mortgage Pool, subject to adjustments following the satisfaction by Seller of the conditions waived herein. The Initial Purchase Price for the Mortgage Pool shall be the average market value of the Mortgages in the Mortgage Pool (as determined by reference to data published by the Agencies on telerate) multiplied by the aggregate principal balance of the Mortgage Pool (the "Initial Pool Balance") as of the Cut-Off Date, after application of scheduled payments of principal due on or before such Cut-Off Date, whether or not collected, but without application of payments of scheduled principal prepaid for a due date beyond the Cut-Off Date, plus accrued interest on the Initial Pool Balance at the MBS Pass-Through Rate for the period from (and including) the Cut-Off Date to (but excluding) the settlement Date, less a "Program Fee" set forth in the Transaction Notice, or if different, the fee calculated in good faith by a "Program Fee" set forth in the Transaction Notice, or if different, the fee calculated in good faith by Purchaser pursuant to the Agreement. Seller shall be entitled to retain all scheduled payments of principal and interest due on or before the Cut-Off Date and collected by Seller after the Cut-Off Date.

        If the Seller has not satisified such conditions by the date specified by the Purchase, the Purchaser shall have the right in its sole discretion, but not at the exclusion of other remedies provided in the Agreement, to rescind the Transaction by delivery of the Participation Certificate to the Seller in exchange for the payment by the Seller of an amount equal to the Initial Purchase Price plus a pro rata portion of the Performance Amount. If the Seller does satisfy the conditions herein waived, the parties hereto will calculate the Actual Purchase Price as determined in Section 2(e) of the Agreement. If the Actual Purchase Price is greater than the Initial Purchase Price, Purchaser will remit to the Seller the difference. Likewise, if the Actual Purchase Price is less than the Initial Purchase Price, Seller will remit to Purchaser the difference.

        The Seller and the Purchaser hereby authorize the custodian, upon receipt of all of the Required Documents except for the Agency Documents, (i) to deliver a Document Submission summary pursuant to Section 4 of the Custodian Agreement on which shall be noted (A) that the Agency Documents have not been received by the Custodian and (B) that the certification set forth in paragraph
(b)(iv) of the Document Submission Summary will not be made until all the conditions of the Seller herein waived have been satisfied, and (ii) to issue and authenticate a Particiaption Certificate pursuant to Section 5 of the Custodian Agreement. Upon delivery by the Seller to the Custodian of the Agency Documents, the Custodian shall deliver a supplemental Document Submission summary certifying (i) receipt of all of the Required Documents including the Agency Documents and (ii) the statement set forth in paragraph
(b)(iv) of the Document Submission Summary.

First Financial Caribbean Corporation
Banco Popular de Puerto Rico
November 29, 1993                                                       Page 3.

This letter shall be deemed to constitute a limited waiver of the Agreement and the Custodian Agreement only to the extent set forth herein. Except as provided herein, the Agreement and the Custodian Agreement shall remain in full force and effect.

                                              Very truly yours,


                                              NOMURA ASSET CAPITAL CORPORATION

                                              By: /s/ John C. Howe
                                                 -----------------------------
                                              Name:  John C. Howe
                                              Title:  Managing Director

Agreement to the foregoing
is hereby confirmed as of the
above date:

FIRST FINANCIAL CARIBBEAN CORPORATION

By: /s/ Alfredo Casals
   ----------------------------------
Name:  ALFREDO CASALS
Title: ASSISTANT TO CHAIRMAN & C.E.O.



BANCO POPLAR DE PUERTO RICO

By: /s/ L.C. Fernandez Trinchet
   ----------------------------------
Name:  L.C. FERNANDEZ TRINCHET
Title: V.P.